Exhibit 23.4


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in amendment No. 5 to the Registration Statement (Form S-4 No. 333-118748) and related Prospectus of Franklin Street Properties Corp. for the registration of 10,894,994 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Franklin Street Properties Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 15, 2005